MASTER SERVICES AGREEMENT

(PEO Services)

This MASTER SERVICES AGREEMENT (“Master Agreement”) is entered into on August 27, 2010, between TSE-PEO, Inc., a New York corporation (“Tri-State” or “TSE”) and Corporate Resource Services, Inc., a Delaware corporation (“CRS”).  Capitalized terms used in this Master Agreement that are not defined in the Master Agreement are as defined in the attached Terms and Conditions, which are hereby incorporated by reference and made a part of this Master Agreement.

WHEREAS, CRS is a holding company that, though its operating subsidiaries (the “Operating Companies” or, individually, an “Operating Company”), is a  national provider of diversified staffing, recruiting and consulting services, including temporary staffing services, with a focus on light industrial services and clerical and administrative support; and

WHEREAS, TSE is a professional employer organization and provides a range of administrative and other services to employers, including to staffing companies such as the Operating Companies (collectively referred to as “PEO Services”); and

WHEREAS, TSE has provided PEO Services to CRS and to each of the existing Operating Companies pursuant to client service agreements entered into between TSE and each Operating Company; and

WHEREAS, TSE is an affiliate of Tri-State Employment Services, Inc, the majority stockholder of CRS, and is therefore an affiliate of CRS; and

WHEREAS, CRS and TSE desire to enter into this Master Agreement to set out the general terms and conditions that will apply to all PEO Services that may be provided by TSE to CRS and to any Operating Company.

NOW THEREFORE, the parties agree as follows:

1.           Services to be Provided.

(a)             TSE agrees to provide to CRS and the Operating Companies, from time to time at the request of CRS or an Operating Company, PEO Services in accordance with the Terms and Conditions attached hereto and made a part of this Master Agreement.  If CRS or an Operating Company requests TSE to provide PEO Services, then TSE shall provide those PEO Services set forth on the attached Schedule A (the “Services Schedule”), to either CRS or those Operating Companies, as applicable, set forth on Schedule B attached hereto (as may be amended from time to time).  The Services Schedule shall be subject to the terms of this Master Agreement, including the Terms and Conditions.

[***] The portions of this document marked with three asterisks represent confidential portions omitted and filed separately with the Securities and Exchange Commission.

(b)             If CRS requests that TSE provide PEO Services to an Operating Company (whether currently owned by CRS or hereafter formed or acquired), not currently on Schedule B, Schedule B shall be amended accordingly to include such Operating Company or CRS, if CRS seeks to obtain PEO Services from TSE.

(c)             Each Operating Company shall have the right to enter into such agreements and arrangements with its customers and clients as it determines to be appropriate in its sole discretion, and shall have the sole authority, responsibility and discretion with regard to all matters relating to such clients and customers.

2.           Fees and Payments.

(a)             Gross Wages.  CRS or the relevant Operating Company shall be responsible for reimbursing TSE for all compensation paid to or on behalf of Assigned Employees (“gross wages”) at pay rates agreed to by CRS or the relevant Operating Company and TSE and set forth in the particular Services Schedule or an addendum to the Services Schedule (as amended from time to time).  “Gross wages” shall include all agreed on wages and compensation for the Assigned Employees, including overtime, vacation, sick leave and holiday pay.

(b)             Administrative Fee.   CRS or the applicable Operating Company shall pay to TSE an administrative fee equal to ***.

(c)             Most Favored Nations.  TSE agrees that all service fees and other fees to be paid pursuant to Section 2(b) shall be consistent with the service fees and other fees charged by independent third parties providing comparable PEO Services in the geographic market and industry applicable to the Assigned Employees and the Operating Company or CRS, as the case may be.  TSE further covenants and agrees that the service fees and other fees to be charged pursuant to Section 2(b), taken as a whole, shall be no higher than the service fees and other fees, taken as a whole, charged by TSE or any affiliate of TSE to any third party for comparable PEO Services in the geographic market and industry applicable to the Assigned Employees.

3.           Exclusivity.  TSE and CRS confirm that TSE and its affiliates currently provide, and will continue to provide, PEO Services to third parties, and that CRS and any of the Operating Companies may obtain PEO Services from any third party or may elect not to obtain PEO Services from TSE or from any other party.

4.           Books and Records.  TSE hereby acknowledges that CRS and the Operating Companies are obligated, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Section 404”), to maintain adequate internal controls and procedures for financial reporting and to assess the effectiveness of such internal controls and procedures.  TSE agrees to cooperate with and assist CRS with its obligations in connection with the PEO Services.   In furtherance of the foregoing, TSE shall at all times during the term of this Master Agreement maintain and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect all transactions, under this Master Agreement, and each Service Schedule, between TSE, on the one hand, and CRS or any Operating Company, on the other hand.  TSE hereby agrees to make such books, records and accounts available to CRS, the Operating Companies, or their designees for purposes of compliance with Section 404 and any other applicable laws or regulations to which CRS or any Operating Company is subject.

[***] The portions of this document marked with three asterisks represent confidential portions omitted and filed separately with the Securities and Exchange Commission.

5.           Term.  This Master Agreement shall be effective as of August 22, 2010 and shall be in force through the later of December 31, 2011 or the last date of expiration of a Service Schedule, and shall automatically be renewed for successive one year periods (and for the length of the term of each Service Schedule) unless either party gives the other not less than 60 days notice prior to the applicable expiration date.

6.           Governing Law.  This Master Agreement, and each Service Schedule, shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and wholly performed in such state.   All disputes arising under this Master Agreement or any Service Schedule shall be resolved exclusively through arbitration as set forth in the Terms and Conditions.

7.           Notices.  All notices and other communications required or permitted under this Master Agreement shall be in writing, shall be delivered by mail, reputable overnight courier, by personal delivery or by fax to the addresses set forth on the signature page to this Master Agreement and shall be effective when received.

8.           Counterparts.  This Master Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which taken together shall be a single agreement.

9.           Amendments and Waivers.  Any amendment to this Master Agreement shall be in writing executed on behalf of the parties.  Any waiver of any provision of this Master Agreement or the Terms and Conditions shall be in writing in order to be effective.

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[***] The portions of this document marked with three asterisks represent confidential portions omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have executed this Master Agreement as of the date first set forth above.

TSE-PEO, Inc.

By:	/s/ Robert Cassera
Name/Title: Robert Cassera/President

Notice Address:
160 Broadway, 15th Floor
New York, NY 10038
Fax No: 212-346-9601
Attn: Robert Cassera

CORPORATE RESOURCE SERVICES, INC.

By:	/s/ Jay Schecter
Name/Title: Jay Schecter/CEO and Secretary

Notice Address:
160 Broadway, 15th Floor
New York, NY 10038
Fax No: 212-346-9601
Attn: Jay Schecter

[***] The portions of this document marked with three asterisks represent confidential portions omitted and filed separately with the Securities and Exchange Commission.